SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SECOND BANCORP INCORPORATED	SECOND BANCORP CAPITAL TRUST I

(Exact name of Co-Registrant as specified in its charter)	(Exact name of Co-Registrant as specified in its charter)

Ohio	Delaware

(State of incorporation or organization)	(State of incorporation or organization)

34-1547453	Applied for

(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

108 Main Avenue, S.W. Warren, Ohio 44481 (Address, including zip code, of Co-Registrants’ principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file numbers to which this form relates:	333-68910

333-68910-01

Securities to be registered pursuant to Section 12(g) of the Act:

% Cumulative Trust Preferred Securities of Second Bancorp Capital Trust I (and the Guarantee by Second Bancorp Incorporated with respect thereto)

(Title of Class)

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.   Description of Registrants’ Securities to be Registered.

      For a full description of the       % Cumulative Trust Preferred Securities of Second Bancorp Capital Trust I (the “Preferred Securities”) and Second Bancorp Incorporated’s guarantee (the “Guarantee”) being registered hereby, reference is made to the information contained under the captions “Description of the Preferred Securities,” “Description of the Debentures,” and “Description of the Guarantee” in the final prospectus to be filed by the Co-Registrants pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), which prospectus shall be deemed to be incorporated by reference into this Registration Statement on Form 8-A. The prospectus forms a part of the joint Registration Statement on Form S-3 (Registration Nos. 333-68910 and 333-68910-01) filed by Second Bancorp Incorporated and Second Bancorp Capital Trust I with the Securities and Exchange Commission on September 4, 2001, under the Securities Act (the “Form S-3”).

Item 2.   Exhibits.

      The following exhibits are filed as a part of this Registration Statement:

Exhibit
Number	Description of Exhibit

2.1	Certificate of Trust of Second Bancorp Capital Trust I (incorporated herein by reference to Exhibit 4.3 to the Form S-3).

2.2	Trust Agreement of Second Bancorp Capital Trust I (incorporated herein by reference to Exhibit 4.4 to the Form S-3).

2.3	Form of Amended and Restated Trust Agreement of Second Bancorp Capital Trust I (incorporated herein by reference to Exhibit 4.5 to the Form S-3).

2.4	Form of % Cumulative Trust Preferred Securities Certificate of Second Bancorp Capital Trust I (incorporated herein by reference to Exhibit 4.6 to the Form S-3 which is included as Exhibit D to Exhibit 4.5 to the Form S-3).

2.5	Form of Preferred Securities Guarantee Agreement between Second Bancorp Incorporated and Wilmington Trust Company, as guarantee trustee (incorporated herein by reference to Exhibit 4.7 to the Form S-3).

2.6	Form of Indenture for % Subordinated Debentures due 2031 of Second Bancorp Incorporated (incorporated herein by reference to Exhibit 4.1 to the Form S-3).

2.7	Form of % Subordinated Debenture due 2031 of Second Bancorp Incorporated (incorporated herein by reference to Exhibit 4.2 to the Form S-3 which is included as Exhibit A to Exhibit 4.1 to the Form S-3).

SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated: September 4, 2001	SECOND BANCORP INCORPORATED (Co-Registrant)

By: /s/ R. L. Blossom

Printed Name: R. L. (Rick) Blossom

Title: President and Chief Executive Officer

Dated: September 4, 2001	SECOND BANCORP CAPITAL TRUST I (Co-Registrant)

By: Second Bancorp Incorporated, as Depositor

By: /s/ R. L. Blossom

Printed Name: R. L. (Rick) Blossom

Title: President and Chief Executive Officer